UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
July 3, 2006
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Explanatory Note: This Current Report on Form 8-K is being filed to amend Item 9.01 of the Current Report on Form 8-K filed by Ultralife Batteries, Inc. (the “Registrant”) on July 10, 2006, as amended by the Current Report on Form 8-K/A filed by the Registrant on July 21, 2006. In accordance with the instructions to Item 9.01 of Form 8-K, this amendment provides (1) the audited and unaudited historical financial statements of the business acquired, as required by Item 9.01(a) of Form 8-K, as well as (2) the unaudited pro forma financial information for the combination of the Registrant and the business acquired, using the Registrant’s fiscal reporting periods, as required by Item 9.01(b) of Form 8-K and Article 11 of Regulation S-X. As previously reported, the business acquired by the Registrant consisted of substantially all of the assets of McDowell Research, Ltd. McDowell Research, Ltd. is indirectly wholly-owned by McDowell Research Holdings, Inc. through the ownership by McDowell Research Holdings, Inc. of two wholly-owned subsidiary corporations. Accordingly, the provided financial statements are for McDowell Research Holdings, Inc. and have been prepared on a consolidated basis.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
As required by Item 9.01(a) of Form 8-K, the audited financial statements of McDowell Research Holdings, Inc. as of and for the fiscal year ended December 31, 2005 and the unaudited financial statements of McDowell Research Holdings, Inc. as of and for the six months ended June 30, 2006 and 2005 are attached together as Exhibit 99.1 to this Current Report.
(b)	Pro Forma Financial Information.
As required by Item 9.01(b) of Form 8-K, the pro forma financial information of the Registrant, reflecting the acquisition of substantially all of the assets of McDowell Research, Ltd., for the fiscal year ended December 31, 2005 and as of and for the six months ended July 1, 2006 is attached as Exhibit 99.2 to this Current Report.
(d)	Exhibits.
23.1	Consent of Pattillo, Brown & Hill, L.L.P.

99.1	Financial Statements of McDowell Research Holdings, Inc.

99.2	Unaudited Pro Forma Condensed Combined Financial Information for Ultralife Batteries, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to the Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: As of September 15, 2006	ULTRALIFE BATTERIES, INC.
/s/ Robert W. Fishback
Robert W. Fishback Vice President — Finance and Chief Financial Officer